UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 15, 2015

ZAXIS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

42 Ben Zvi Street, Ramat Gan, Israel	5224747
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 52-579-5082

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 2, 2015, Zaxis International Inc., a Delaware corporation ("Zaxis" or the "Registrant") filed a current report on Form 8-K with the Securities and Exchange Commission (the "SEC"), reporting that on December 30, 2014, it entered into a non-binding Memorandum of Understanding ("MOU") with Emerald Medical Applications Ltd., a private limited liability company organized under the laws of the State of Israel ("Emerald"). Emerald develops and owns proprietary technologies and methods relating to the detection of early-stage Melanoma.

The MOU, which was filed as Exhibit 10.2 to January 2, 2015 Form 8-K, provided that the Registrant and Emerald will enter into a reverse merger (the "Reverse Merger"), subject to the execution of a definitive agreement (the "Definitive Agreement"). The execution of Definitive Agreement and the closing of the Reverse Merger (the "Closing") which is subject to, among other conditions, the Registrant's raise of $800,000 from third party investors, including the Registrant's existing stockholders (the "Investors"), at terms and conditions to be agreed upon by the Registrant and Emerald On March 15, 2015, the Registrant and Emerald entered into the Definitive Agreement, a copy of which is filed herewith as Exhibit 10.4 (the "Agreement"). The Closing of the Agreement is scheduled to occur on the latter of: (i) March 23, 2015; or (ii) the date Zaxis files with the SEC complete disclosure regarding the Company and Zaxis ("Form 10 Disclosure"), which Form 10 Disclosure will be included either in a Form 8-K/12g filed with the SEC under the Exchange Act and/or in a Registration Statement on Form S-1 filed with the SEC under the Securities Act of 1933, as amended.

At the Closing, the Registrant will issue to the holders of Emerald's ordinary shares a total of 5,474,545 shares of common stock, par value $0.0001 ("Common Stock"). Agreement, Upon the Closing of the Agreement, the Registrant will enter into consulting agreements with third-party consultants (the "Consultants") for financial and business development services. In consideration for the Consultants' services, the Registrant will issue to the Consultants: (a) Common Stock Purchase Warrants exercisable, for a 2 year period, to acquire 2,536,247 shares of Common Stock at US$0.40 on a cashless basis; and (b) warrants to acquire 1,250,000 units (the "Consultants Unit Warrants"), each comprised on one share of Common Stock and one common stock purchase warrant. The exercise price of the Consultants Unit Warrants is $0.40 and the exercise price of the warrant component of the Unit is $0.80 and both will be exercisable from the date of the Closing for a period expiring on the earlier of : (i) one year from the Closing; or (ii) 90 days after the effective date by the SEC of a registration statement with respect to the securities underlying the Consultants Unit Warrants. In addition, the Agreement also provides that upon the Closing, the Registrant will issue to Lior Wayn, Emerald's CEO, warrants exercisable to acquire 2,700,000 shares of Common Stock, in three equal tranches of 900,000 shares, at an exercise price of at the par value of the Common Stock or $0.0001 per share (the "Wayn Warrants"). The Wayn Warrants vest and exercise of each tranche of 900,000 warrants is conditioned upon and subject to the Registrant meeting the certain milestones set forth in the Agreement.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.4	Share Exchange Agreement dated March 15, 2015, filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Liron Carmel CEO Liron Carmel Date: March 16, 2015